UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2006

WHITNEY HOLDING CORPORATION
(Exact Name of Registrant as Specified in Charter)

Louisiana	0-1026	72-6017893
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

     228 St. Charles Avenue, New Orleans, Louisiana 70130
(Addresses of Principal Executive Offices, including Zip Code)

  (504) 586-7272
(Registrant’s Telephone Number, including Area Code)

___________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 27, 2006, the Compensation and Human Resources Committee of the Board of Directors (the “Committee”) of Whitney Holding Corporation (the “Company”) approved base salaries, effective July 1, 2006, for the Chief Executive Officer and the next four most highly compensated executive officers in the amounts indicated as follows:
William L. Marks	$900,000
R. King Milling	$560,000
Robert C. Baird, Jr.	$370,000
John C. Hope III	$370,000
Thomas L. Callicutt, Jr.	$325,000

On June 28,2006, the Committee granted stock options and performance-based restricted stock units to the above-named executive officers pursuant to the Company’s shareholder-approved 2004 Long-Term Incentive Plan. A copy of the plan is attached as Exhibit B to the Company’s Proxy Statement for the Annual Meeting of Shareholders dated March 19, 2004. A copy of the form of the performance-based restricted stock unit agreement for executive officers is included as Exhibit 99.1 and is incorporated herein by reference. A copy of the form of notice and acceptance of stock option grant is included as Exhibit 99.2 to this report and is incorporated herein by reference.

On June 28, 2006, the Whitney Holding Corporation Board of Directors approved the following fee schedule for nonemployee directors to be effective July 1, 2006: (1) an annual retainer fee of $18,000, (2) additional annual retainer fees of $10,000 for the Chairman of the Audit Committee, $7,500 for the Chairman of the Compensation and Human Resources Committee and $2,500 for the Nominating and Corporate Governance Committee, (3) $1,500 for each Board meeting attended, and (4) $1,250 for each committee meeting attended subject to a limit of two on the same day.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
99.1	Form of Performance-Based Restricted Stock Unit Agreement
99.2	Form of Notice and Acceptance of Stock Option Grant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITNEY HOLDING CORPORATION

By: /s/ Thomas L. Callicutt, Jr.
                            Thomas L. Callicutt, Jr.
                            Executive Vice President
                            and Chief Financial Officer

Date: July 5, 2006